Exhibit 99.1

Elys Game Technology 2022 Fiscal Year Results

Expected by April 18, 2023

NEW YORK, April 5, 2023 – Elys Game Technology, Corp. (“Elys” or the “Company”) (Nasdaq:ELYS) (BER:3UW), an interactive gaming and sports betting technology company, today reported that growth continued in our licensed Italian facing B2C market as our Euro based turnover increased by 2.7% for the fiscal year ended December 31, 2022, to €730.5 million from €711.4 million for the fiscal year ended December 31, 2021. The average U.S. Dollar exchange rate strengthened by over 10% from $1.1834 in 2021 to an average rate of $1.0543 in 2022, which resulted in the Company reporting a net decrease in reported turnover of $71.7 million from $841.9 million to $770.2 million, a net currency impact of approximately $94.2 million.

Management expects Gross Gaming revenues (“GGR”) from Euro based operations to increase by approximately 3.7% to approximately €50.1 million from €48.3 million for the fiscal year ended December 31, 2022 and 2021, respectively, subject to final audit verification. The strengthening of the U.S. Dollar against the Euro resulted in the Company reporting GGR of $52.9 million a decrease of $4.3 million compared to $57.2 million in the prior year report, a net adverse foreign currency swing of approximately $6.4 million, subject to final audit verification.

The streamlining of our European operations towards our Multigioco subsidiary resulted in gaming taxes increasing by €1.4 million or 13.1% to €12.1 million from €10.7 million for the years ended December 31, 2022 and 2021, respectively, which fell in line with our expectations after shutting down our Ulisse operations in the prior year. Multigioco activated 53 acquired location rights during the second half of 2022 and expects to activate the remaining 47 locations over the first half of 2023, that we expect will continue to positively impact operating results over the next 12 – 18 months. Gaming taxes as a percentage of revenue increased from 22.1% to 24.2%. The strengthening of the U.S. Dollar against the Euro resulted in reported gaming taxes of $12.8 million compared to $12.7 million for the years ended December 31, 2022 and 2021, respectively, subject to final audit verification.

Our go-to-market strategy for our first full year of U.S. facing operations reflected remarkable service-based revenue growth of 150.2% or $1.6 million to $2.6 million, subject to final audit verification. During the fiscal year ended December 31, 2022, the Company continued to invest in U.S. expansion through technology and licensing strategies, and as a result we expect to launch our U.S. ready mobile solution in multiple states and Canada in the near future.

The Company took prompt action to address disappointing cost control performance in the recently acquired US Bookmaking (“USB”) division which led to a dispute and legal proceedings with the former management of USB. The swift decisions of Company management led to immediate improvements in Q4-2022 and put the group back onto to the pathway-to-profitability that we mandated in Q1-2022. These actions are expected to provide year-over-year comparisons beginning in Q1-23. Salient points about operating expenses, before impairment charges, which includes selling and general and administrative expenses are anticipated to be as follows:

•	Selling expenses, which consists primarily of commissions paid to third party agents on our B2C operations in Europe and calculated as a percentage of turnover reported in U.S. dollars, of approximately $32.7 million decreased by approximately 9.9% for the fiscal year ended December 31, 2022 compared to approximately $36.3 million in the prior year. Selling expenses were primarily Euro denominated and also affected by the strengthening of the exchange rate over the prior year, increased by €0.1 million from €30.7 million to €30.8 million, or 0.3%, based on an increase in Euro based turnover of 2.7%, in line with our strategy to reduce operating expenses.

•	General and administrative expenses reported in U.S. dollars, and are aggregated group-wide, increased by approximately $2.5 million or 14.3% from approximately $17.5 million in 2021 to approximately $20.0 million in 2022, subject to final audit verification. The increase fell in line with our 2022 roadmap expectations and is primarily related to an increase in non-cash stock based compensation expense of $2.3 million, and a one-time severance cost of $1.2 million, offset by a reduction in platform related fees linked to the closure of our Ulisse operations in the prior year.

Impairment charges, which are non-cash, are preliminarily estimated to be $20.6 million for 2022, subject to final audit verification. The impairment charges are related to our US Bookmaking operation’s goodwill of $14.5 million and an additional impairment charge of $6.1 million related to non-compete agreements and customer relationships, this is offset by the reduction of the remaining contingent purchase consideration due to the selling shareholders of $12.9 million. In the prior year we had impaired goodwill relating to US Bookmaking of approximately $12.5 million, offset by a reduction in contingent purchase consideration of $11.9 million, and an impairment of Ulisse licenses of approximately $4.8 million. We are currently in dispute with the selling shareholders of US Bookmaking and are pursuing legal remedies against them.

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots in Italy and has operations in five states as well as the District of Columbia in the U.S. market. Elys’ vision is to become a global leader in the gaming industry through the development of pioneering and innovative technology.

The Company provides wagering solutions, services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the estimated increase in GGR, the estimated increase in non-GAAP measured turnover, the estimated increase in gaming tax in Italy, the estimated decrease in selling expenses, the estimated increase in general and administrative expenses, the expected positive impact from activating additional locations in Italy, the expected growth in service-revenue, the expected expenses related to the Company’s investment and the expected launch of mobile product in the U.S. Market, the expected growth in the Italian B2C market, the results expected from the pathway to profitability plan, and the expected increase in impairment charges. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to continue growing the licensed Italian facing B2C market, to streamline European operations, to activate the remaining 47 locations and to positively impact operating results over the next 12 – 18 months, to launch our U.S. ready mobile solution in multiple states and Canada in the near future, to put the group back onto to the pathway to profitability mandate initiated in Q1-2022, to demonstrate year-over-year results beginning in Q1-23, to continue cost reduction efforts and to keep general expenses in line with roadmap expectations, and to resolve the dispute with USB selling shareholders and obtaining legal remedies against them, the duration and scope of the COVID-19 outbreak worldwide, including the impact to the state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

The preliminary, estimated financial results for the fiscal year 2022 contained in this press release contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the fiscal year ended December 31, 2022 including all disclosures required by U.S. generally accepted accounting principles, and as our auditors conduct their audit of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material.

Company Contact:

Elys Game Technology, Corp.

Michele Ciavarella, Executive Chairman

Tel: 1-561-838-3325

Email: m.ciavarella@elysgame.com